UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 25, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c)  On August 25, 2010, Cephalon, Inc. (the “Company”) issued a press release announcing that Frank Baldino, Jr., Ph.D., the Company’s Chairman and Chief Executive Officer will be taking a temporary medical leave of absence, effective immediately.  During Dr. Baldino’s absence, J. Kevin Buchi, the Company’s Chief Operating Officer, will assume Dr. Baldino’s responsibilities.

Mr. Buchi, age 55, joined Cephalon in March 1991 and, since January 2010, he has served as Chief Operating Officer. From February 2006 through January 2010, Mr. Buchi was Executive Vice President and Chief Financial Officer. From April 1996 through January 2006, he served as Senior Vice President and Chief Financial Officer, and he held several financial positions with the Company prior to April 1996. Between 1985 and 1991, Mr. Buchi served in a number of financial positions with E.I. du Pont de Nemours and Company. Mr. Buchi received a master of management degree from the J.L. Kellogg Graduate School of Management, Northwestern University in 1982 and is a certified public accountant. Mr. Buchi serves as a member of the board of directors of Celator Pharmaceuticals, Inc., a privately-held pharmaceutical company. There is no agreement or understanding between Mr. Buchi and any other person pursuant to which Mr. Buchi assumed Dr. Baldino’s responsibilities. Mr. Buchi is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company hereby incorporates by reference the press release dated August 25, 2010, attached hereto as Exhibit 99.1, and made a part of this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Document

99.1	Press Release dated August 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: August 25, 2010	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release dated August 25, 2010